Exhibit 23.16

CONSENT OF GREGORY JONES

I consent to all references to my name and any quotation from, or summarization of, the technical report summary entitled “Vara Mada Project (Formerly known as the Toliara Project) Feasibility Study” dated December 5, 2025, effective as of June 30, 2025 (the "Technical Report"), and any other references to my name, included or incorporated by reference in:

(i)the Annual Report on Form 10-K for the period ended December 31, 2025 of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)the Company’s Form S-3 Registration Statements (File Nos. 333-278193 and 333-226878), and any amendments or supplements thereto; and

(iii)the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments or supplements thereto.

I further consent to the filing of the Technical Report as an exhibit thereto.

/s/ Gregory Jones
Gregory Jones, B.Sc (Geology), FAusIMM

Date: February 26, 2026